Exhibit 99.1

EPAM Reports Results for First Quarter 2014

First Quarter revenue is up 29% year-over-year and up 2% sequentially
Newtown, PA — April 30, 2014 — EPAM Systems, Inc. (NYSE: EPAM), a leading provider of complex software engineering solutions and a leader in Central and Eastern European IT services delivery, today announced results for its quarter ended March 31, 2014.

First Quarter 2014 Highlights

•	Revenues increased to $160.4 million, up 29.1% year-over-year, and up 1.8% sequentially;
•	GAAP income from operations was $21.9 million, an increase of 40.7% compared to $15.5 million in the first quarter of 2013;
•	Non-GAAP income from operations was $26.3 million, an increase of $7.4 million, or 39.5%, from $18.8 million in the first quarter of 2013;
•	Quarterly diluted earnings per share (EPS) on a GAAP basis was $0.35, up from $0.27 in the year-ago quarter;
•	Non-GAAP quarterly diluted EPS was $0.47, up 34.3% from $0.35 in the year-ago quarter.
EPAM generated cash from operations of $16.2 million in the first quarter of 2014, an increase of $27.9 million from $11.7 million used in operations in the first quarter of 2013.
Reconciliations of non-GAAP financial measures to operating results and diluted EPS are included at the end of the release.
“I am pleased with the start of 2014.” said Arkadiy Dobkin, CEO and President of EPAM. “Our first quarter came in stronger than anticipated, allowing us to continue to deliver industry-leading year-over-year growth, as well as sequential quarterly growth.”
Full Year and Second Quarter 2014 Outlook
For the full year 2014, based on current conditions, and including the impact of the acquisitions of Netsoft and Jointech, EPAM expects year-over-year revenue growth to be 25% to 27%. Non-GAAP net income growth for 2014 is expected to be in the range of 23% to 25% year-over-year, with an effective tax rate of 20%. The full year weighted average share count is expected to be just over 50 million diluted shares outstanding.
For the second quarter of 2014, EPAM expects revenues between $168 million and $170 million, representing a growth rate of 26% to 27% over second quarter 2013 revenues. Second quarter 2014 non-GAAP diluted EPS is expected to be in the range of $0.47 to $0.48 based on an estimated second quarter 2014 weighted average of 49.7 million diluted shares. GAAP diluted EPS is expected to be in a range of $0.30 to $0.32.
Conference Call Information
EPAM will host a conference call to discuss results on Thursday, May 1, 2014 at 8:00 a.m. Eastern Time. The live conference call can be accessed by dialing 1-877-407-0784 (international) or 1-201-689-8560 (domestic). A telephonic replay will also be available approximately one hour after the call and can be accessed by dialing 1-877-870-5176 (international) or 1-858-384-5517 (domestic). The passcode for the replay is 13580261. The telephonic replay will be available until May 15, 2014. Interested investors and other parties may also listen to a webcast of the conference call by logging onto the Investor Relations section of the Company’s website at http://investors.epam.com.
About EPAM Systems
Established in 1993, EPAM Systems, Inc. (NYSE: EPAM), is recognized as a leader in software product development by independent research agencies. Headquartered in the United States, EPAM employs approximately 9,800 professionals and serves clients worldwide utilizing its award-winning Central and Eastern European global delivery platform and its locations in 17 countries throughout North America, Europe, and Asia. EPAM was ranked by Forbes as #6 among America's 25 Fastest-Growing Tech Companies and #2 among the Fast-Growing Tech Stars.
For more information, please visit www.epam.com.
Non-GAAP Financial Measures
EPAM supplements results reported in accordance with principles generally accepted in the United States, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods and compare EPAM and similar companies. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-off and recovery, amortization of purchased intangible assets, goodwill impairment, legal settlement, foreign exchange gains and losses, and acquisition-related costs. However, because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.
Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
Anthony J. Conte, Chief Financial Officer
Phone: +1-267-759-9000 x64588
Fax: +1-267-759-8989
 investor_relations@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(US Dollars in thousands, except share and per share data)
	Three Months Ended March 31,
	2014	2013
Revenues	$160,384	$124,198
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	102,454	77,937
Selling, general and administrative expenses	32,359	27,083
Depreciation and amortization expense	3,689	3,617
Other operating expenses, net	25	25
Income from operations	21,857	15,536
Interest and other income, net	976	630
Foreign exchange loss	(1,241)	(499)
Income before provision for income taxes	21,592	15,667
Provision for income taxes	4,228	2,987
Net income	$17,364	$12,680

Net income per share:
Basic	$0.37	$0.28
Diluted	$0.35	$0.27
Shares used in calculation of net income per share:
Basic	46,797	44,812
Diluted	49,207	47,646

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(US Dollars in thousands, except share and per share data)

	As of March 31, 2014	As of December 31, 2013
Assets
Current assets
Cash and cash equivalents	$174,066	$169,207
Accounts receivable, net of allowance of $1,936 and $1,800 respectively	89,932	95,431
Unbilled revenues	58,791	43,108
Prepaid and other current assets	15,111	14,355
Employee loans, net of allowance of $0 and $0, respectively, current	2,114	1,989
Time deposits	6,884	1,188
Restricted cash, current	—	298
Deferred tax assets, current	5,366	5,392
Total current assets	352,264	330,968
Property and equipment, net	53,072	53,315
Restricted cash, long-term	216	225
Employee loans, net of allowance of $0 and $0, respectively, long-term	4,234	4,401
Intangible assets, net	12,957	13,734
Goodwill	26,392	22,268
Deferred tax assets, long-term	4,705	4,557
Other long-term assets	4,797	3,409
Total assets	$458,637	$432,877

Liabilities
Current liabilities
Accounts payable	$11,812	$2,835
Accrued expenses and other liabilities	15,314	20,175
Deferred revenue, current	4,539	4,543
Due to employees	17,305	12,665
Taxes payable	10,413	14,171
Deferred tax liabilities, current	1,072	275
Total current liabilities	60,455	54,664
Deferred revenue, long-term	340	533
Taxes payable, long-term	1,228	1,228
Deferred tax liabilities, long-term	334	351
Total liabilities	62,357	56,776
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 47,893,055 and 47,569,463 shares issued, 46,940,797 and 46,614,916 shares outstanding at March 31, 2014 and December 31, 2013, respectively	47	46
Additional paid-in capital	201,955	195,585
Retained earnings	208,350	190,986
Treasury stock	(8,663)	(8,684)
Accumulated other comprehensive loss	(5,409)	(1,832)
Total stockholders’ equity	396,280	376,101
Total liabilities and stockholders’ equity	$458,637	$432,877

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures
(in thousands, except percent and per share amounts)
(Unaudited)

	Three Months Ended March 31, 2014
	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$102,454	$(1,403)	$101,051
Selling, general and administrative expenses(2)	$32,359	$(2,386)	$29,973
Income from operations(3)	$21,857	$4,439	$26,296
Operating margin	13.6%	2.8%	16.4%
Net income(4)	$17,364	$5,680	$23,044
Diluted earnings per share(5)	$0.35		$0.47

	Three Months Ended March 31, 2013
	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$77,937	$(779)	$77,158
Selling, general and administrative expenses(2)	$27,083	$(1,835)	$25,248
Income from operations(3)	$15,536	$3,313	$18,849
Operating margin	12.5%	2.7%	15.2%
Net income(4)	$12,680	$3,812	$16,492
Diluted earnings per share(5)	$0.27		$0.35

Notes:
(1)	Adjustments to GAAP cost of revenues (exclusive of depreciation and amortization) include $1,403 and $779 of stock-based compensation expense reported within cost of revenues during the three months ended March 31, 2014 and 2013, respectively.

(2)	Adjustments to GAAP selling general and administrative expenses:

	Three Months Ended March 31,
	2014	2013
Stock-based compensation expense	$1,805	$1,797
Acquisition-related costs	581	38
Total adjustments to GAAP selling, general and administrative expenses	$2,386	$1,835

(3)	Adjustments to GAAP income from operations:

	Three Months Ended March 31,
	2014	2013
Stock-based compensation expense	$3,208	$2,576
reported within cost of revenues	1,403	779
reported within selling, general and administrative expenses	1,805	1,797
Amortization of purchased intangible assets	650	699
Acquisition-related costs	581	38
Total adjustments to GAAP income from operations	$4,439	$3,313

(4)	Adjustments to GAAP net income:

	Three Months Ended March 31,
	2014	2013
Stock-based compensation expense	$3,208	$2,576
reported within cost of revenues	1,403	779
reported within selling, general and administrative expenses	1,805	1,797
Amortization of purchased intangible assets	650	699
Acquisition-related costs	581	38
Foreign exchange loss	1,241	499
Total adjustments to GAAP net income	$5,680	$3,812

(5)
Non-GAAP weighted average diluted common shares outstanding were 49,207 and 47,646 during the three months ended March 31, 2014 and 2013, respectively.

Non-GAAP diluted earnings per share presents non-GAAP net income divided by Non-GAAP weighted average diluted common shares outstanding. Non-GAAP weighted average diluted common shares outstanding assumes (i) the 2.9 million shares EPAM sold in its February 2012 initial public offering were outstanding as of January 1, 2012, and (ii) the conversion of the outstanding preferred stock into common stock on an as-converted basis.